Summit Materials Announces
Significant Step to Streamline Company Structure

DENVER, CO. (August 22, 2023) — Summit Materials, Inc. (NYSE: SUM, the “Company”), a leading vertically integrated construction materials company, announces that it reached an agreement with certain affiliates of Blackstone Inc. (the “Blackstone TRA Parties”) that resulted in its indirect subsidiary, Summit Materials, LLC (together with the Company, “Summit”) acquiring all of the rights and interest of each of the Blackstone TRA Parties under the Tax Receivable Agreement, dated as of March 11, 2015 (as amended, the “TRA”), by and among the Company, the Blackstone TRA Parties and certain other parties. In exchange for cash consideration of $115 million in the aggregate, Summit has eliminated an estimated $256 million in TRA payments payable to Blackstone between 2024 and 2039. Under the TRA, the Company is obligated to pay pre-IPO owners 85% of cash savings, if any, in U.S. federal, state and local income tax that we actually realize, as a result of our tax attributes. After this agreement, Summit will realize 100% of any cash savings realized as a result of our tax attributes related to the interests acquired from the Blackstone TRA Parties. Summit funded the agreement with cash on hand believing this is an efficient use of cash and does not inhibit Summit’s ability to fund organic or inorganic growth opportunities.

“This agreement represents a major milestone for Summit Materials, highlighting not only our commitment to strengthen our financial position, but also sets us on course to significantly reduce complexity and eliminate future obligations at a favorable price to our Company,” commented Anne Noonan, Summit Materials President and CEO.

“The Tax Receivable Agreement has served as a valuable tool, enabling our Company to monetize tax benefits effectively. But by executing this agreement, we take an important step towards streamlining our corporate structure, proactively mitigate future obligations at an advantageous cost, and now get to fully realize all the tax benefits moving forward,” added Scott Anderson, Executive Vice President and CFO of Summit Materials.

There remains a gross obligation of approximately $72 million under the Tax Receivable Agreement. Summit intends to explore possible transactions for paying out the other parties to the TRA on substantially similar terms.

About Summit Materials, Inc.

Summit Materials is a leading vertically integrated materials-based company that supplies aggregates, cement, ready-mix concrete and asphalt in the United States and British Columbia, Canada. Summit is a geographically diverse, materials-based business of scale that offers customers a single-source provider of construction materials and related downstream products in the public infrastructure, residential and non-residential end markets. Summit has a strong track record of successful acquisitions since its founding and continues to pursue growth opportunities in new and existing markets. For more information about Summit Materials, please visit www.summit-materials.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. All statements made relating to the expectations for our anticipated benefits from recent acquisitions, the macroeconomic outlook for our markets, potential acquisition activity, our estimated and projected earnings, margins, costs, expenditures, cash flows, sales volumes and financial results are forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the effect of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results.

In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be realized. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in Summit’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

Contact Information

Andy Larkin
VP, Investor Relations
Summit Materials, Inc.
andy.larkin@summit-materials.com
720-618-6013